Exhibit 99.a4
AMENDMENT
TO
SCHEDULE A
DATED AS OF AUGUST 2, 2006
TO
AGREEMENT AND DECLARATION OF TRUST
OF
CRM MUTUAL FUND TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Class of Shares
CRM Small Cap Value Fund	Investor Shares Institutional Shares

CRM Small/Mid Cap Value Fund	Investor Shares Institutional Shares Advisor Shares

CRM Mid Cap Value Fund	Investor Shares Institutional Shares

CRM Mid/Large Cap Value Fund	Investor Shares Institutional Shares Advisor Shares

CRM All Cap Value Fund	Investor Shares Institutional Shares Advisor Shares